UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 22, 2021

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 298-9800

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	WRLD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.          Entry into a Material Definitive Agreement.

Purchase Agreement

On September 27, 2021, World Acceptance Corporation (the “Company”) completed a previously announced private offering of $300,000,000 aggregate principal amount of its 7.000% senior notes due 2026 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement (the “Purchase Agreement”) entered into on September 22, 2021, among the Company, the subsidiary guarantors listed therein and Wells Fargo Securities, LLC, as representative of the initial purchasers listed therein.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the guarantors, together with customary closing conditions. Under the terms of the Purchase Agreement, the Company and the subsidiary guarantors have agreed to indemnify the initial purchasers against certain liabilities.

The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete terms of the Purchase Amendment included therein. The Purchase Agreement is filed hereto as Exhibit 1.1 and is incorporated by reference herein.

Indenture

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of September 27, 2021, by and among the Company, the subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The net proceeds of the offering (after deducting fees and expenses) will be used to repay a portion of the outstanding borrowings under the Company’s revolving credit facility.

The Notes accrue interest at a rate of 7.000% per annum and will mature on November 1, 2026.

The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Company’s existing and certain of its future subsidiaries that guarantee the revolving credit facility.

At any time prior to November 1, 2023, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a make-whole premium, as described in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. At any time on or after November 1, 2023, the Company may redeem the Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. In addition, at any time prior to November 1, 2023, the Company may use the proceeds of certain equity offerings to redeem up to 40% of the aggregate principal amount of the Notes issued under the indenture at a redemption price equal to 107.000% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

If the Company experiences certain change of control events, it may be required to offer to repurchase the Notes at an offer price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to (i) incur additional indebtedness or issue certain disqualified stock and preferred stock; (ii) pay dividends or distributions or redeem or purchase capital stock; (iii) prepay subordinated debt or make certain investments; (iv) transfer and sell assets; (v) create or permit to exist liens; (vi) enter into agreements that restrict dividends, loans and other distributions from their subsidiaries; (vii) engage in a merger, consolidation or sell, transfer or otherwise dispose of all or substantially all of their assets; and (viii) engage in transactions with affiliates. However, these covenants are subject to a number of important detailed qualifications and exceptions.

In addition, certain covenants will be suspended and cease to apply to the Notes for so long as the Notes have been assigned an investment grade rating from at least two ratings agencies and no default or event of default shall have occurred and be continuing under the Indenture.

The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, acting at the direction of the registered holders of not less than 25% in aggregate principal amount of the then outstanding Notes, may declare all the Notes to be due and payable immediately.

The description of the Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by reference to the complete terms of the Indenture and the form of Note included therein. The Indenture and the form of Note are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Amendment to Credit Agreement

Additionally, on September 27, 2021, in connection with the issuance of the Notes, the Company entered into an amendment to its revolving credit facility (the “ABL Amendment”). Pursuant to the ABL Amendment, the existing lenders agreed to amend the revolving credit facility to permit the issuance of the Notes, permit the increase of the commitments thereunder, subject to certain conditions, from $685.0 million to $785.0 million, and to make certain other amendments to the revolving credit facility.

The description of the ABL Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete terms of the ABL Amendment included therein. The ABL Amendment is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Indenture, which is attached hereto as Exhibit 4.1, is incorporated by reference into this Item 2.03.

Item 7.01.          Regulation FD Disclosure.

On September 22, 2021, the Company issued a press release announcing the pricing of the offering of the Notes. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated as of September 22, 2021 among World Acceptance Corporation, the guarantors listed therein and Wells Fargo Securities, LLC.

4.1	Indenture, dated as of September 27, 2021, among the Company, the guarantors listed therein, and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of Global Note for 7.000% Senior Notes due 2026 (included in Exhibit 4.1).

10.1	Sixth Amendment to Amended and Restated Revolving Credit Agreement, dated as of September 27, 2021, among the Company, Wells Fargo Bank, National Association and the lenders party thereto.

99.1	Press Release issued by World Acceptance Corporation on September 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION
(Registrant)

Date: September 28, 2021
	By:	/s/ John Calmes, Jr.
John Calmes, Jr.
Chief Financial and Strategy Officer